UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK INVESTMENT TRUST

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

John Hancock ESG Large Cap Core Fund

Join Your Fellow Shareholders and Vote Now!

A Special Meeting of Shareholders of the John Hancock ESG Large Cap Core Fund (the “Fund”) is scheduled to be held on December 10, 2025. As a shareholder of record on September 11, 2025, you have a right to vote.

Vote now to approve an Agreement and Plan of Reorganization.

What does this mean for YOU as a shareholder?

•	Fund will have lower total operating expenses before and after waivers.

•	Fund will continue to pursue the same investment objective.

•	Fund will continue to seek long-term capital appreciation.

•	Fund will Reorganize into a fund with similar principal investment strategies.

What is the proposal?

1)	To approve an Agreement and Plan of Reorganization between the Fund and John Hancock Fundamental Large Cap Core Fund, a series of John Hancock Investment Trust (the “Acquiring Fund”).

The Board of Trustees recommends you vote “FOR” the proposal.

How can I vote my shares?

1)  Vote by Mail

2)  Vote by Internet or Touch Tone Phone

3)  If you have any questions or need help voting, please call our proxy solicitor, Sodali & Co. Fund Solutions, toll-free at 1-844-819-8326.

Hours of Operation:

•

Monday – Friday: 10:00 am to 11:00 pm ET

•

Saturday: 12:00 pm to 5:00 pm ET

VOTE NOW

Mailings and Calls will STOP once you vote!

Vote by Phone Vote by Internet Vote by Mail

To receive a free copy of the Proxy Statement, please call the Trust’s solicitor toll free at 1-844-819-8326 or go to

https://www.jhinvestments.com/resources/all-resources/fund-documents/proxy-documents/john-hancock-esg-large-cap-core-fund-proxy-statement .

JHESGLCC RL2

Linda A Cook

From:	John Hancock <JohnHancock@fundsolutions.sodali.com>
Sent:	Monday, October 27, 2025 1:53 PM
To:	Elias Perez
Subject:	[EXTERNAL] [Test]:JOHN HANCOCK ESG LARGE CAP CORE FUND: Special Meeting of Shareholders

CAUTION This email is from an external sender, be cautious with links and attachments.

If this email does not display properly, go here

JOHN HANCOCK ESG LARGE CAP CORE FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

PLEASE VOTE NOW!

Meeting Date - December 10, 2025

For Shareholders as of September 11, 2025

When voting, you will be required to provide your Control Number(s) noted below:

10371999990001

THREE CONVENIENT VOTING METHODS TO CAST YOUR VOTE

Call toll-free1-855-457-4813	Go to	Vote with a live agent
and follow the recorded instructions	www.proxyvotenow.com/jhesglcc	or for questions call
1-844-819-8326

JOHN HANCOCK ESG LARGE CAP CORE FUND

We cordially invite you to attend the Special Meeting of Shareholders of JOHN HANCOCK ESG LARGE CAP CORE FUND. The Special Meeting of Shareholders is scheduled to be held on December 10, 2025 at 2:00 p.m. local time, at 200 Berkeley Street, Boston, Massachusetts 02116.

ADDITIONAL INFORMATION:

Important Materials: Proxy Statement

To access the Proxy Statement, you may need Adobe Reader software. This software is available at no cost at www.adobe.com. Download time varies by Internet connection.

If you wish to receive a paper copy of the Proxy Materials relating to this proxy, please call 1-844-819-8326.

No matter how many shares you own, your timely vote is important. While you may attend the meeting, voting today will save on the potential cost of future mailings required to obtain shareholder votes. You may vote your shares in one of three ways. If you have any questions regarding the Proxy Statement, please call 1-844-819-8326.

This e-mail message is intended only for the named recipient(s) above. If you are not the intended recipient, you are hereby notified that any dissemination, distribution or copying of this e-mail and any attachment(s) is strictly prohibited. Please do not respond to this e-mail. This mailbox is not monitored and you will not receive a response. If you have received this e-mail in error, please immediately delete the message and any attachment(s) from your system.

msfs-meetinginfo@morrowsodali.com

P. 833 290 2605

509 Madison Avenue, Suite 1206

New York, NY 10022

2